Exhibit 10.1

FORBEARANCE AGREEMENT AND FOURTH AMENDMENT TO THE CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of October 15, 2009, by and among the Lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Purple Communications, Inc. (f/k/a GoAmerica, Inc.), a Delaware corporation (“Borrower”), the other Loan Parties signatory hereto, Churchill Financial LLC, as L/C Issuer and as administrative agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Ableco Finance LLC, as collateral agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents”).

W I T N E S S E T H

WHEREAS, Borrower, the other Loan Parties signatory hereto, Agents, the Lenders and the L/C Issuers party thereto from time to time are parties to that certain Credit Agreement, dated as of January 10, 2008 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Specified Events of Default (as defined below) have occurred and are continuing under the Credit Agreement and Borrower, the Loan Parties, Agents and Required Lenders have agreed to enter into this Agreement as a result of the Specified Events of Defaults and Borrower and the other Loan Parties request that Agents and Lenders forbear from exercising their rights and remedies in respect of the Specified Events of Default, all in the manner and on the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Loan Parties, Agents and Required Lenders hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Credit Agreement.

2. Existing Events of Default; Remedies. Each of Borrower and the other Loan Parties acknowledges and agrees that the following Events of Defaults (the “Specified Events of Default”) have occurred and are continuing under Sections 9.1(c)(i) and          9.1(d)(ii) of the Credit Agreement: (i) Borrower’s breach of the financial covenant set forth in Section 5.1 of the Credit Agreement for the Fiscal Quarter ending September 30, 2009 and Section 5.2 of the Credit Agreement for the Fiscal Year ending December 31, 2009, (ii) Borrower’s breach of Section 6.1(a) of the Credit Agreement for the fiscal month ending August 31, 2009 due to Borrower’s failure to deliver the certifications required to be delivered to Agents pursuant to such Section 6.1(a), (iii) Borrower’s breach of the financial covenant set forth in Section 5.1 of the Second Lien Credit Agreement for the Fiscal Quarter ending September 30, 2009 and Section 5.2 of the Second Lien Credit Agreement for the Fiscal Year ending December 31, 2009, and (iv) Borrower’s breach of Section 6.1(a) of the Second Lien Credit Agreement for the fiscal month ending August 31, 2009 due to Borrower’s failure to deliver the certifications required to be delivered to the Second Lien Administrative Agent pursuant to such Section 6.1(a). Each of the Borrower and the other Loan Parties acknowledges and agrees that Agents and the other Lenders have not waived, and are not in a position at this time to waive, the Specified Events of Default or any other Defaults or Events of Defaults that may exist and any such waiver, if any, shall be granted only by a written instrument executed and delivered in accordance with the provisions of Section 11.1 of the Credit Agreement.

Each of the Borrower and the other Loan Parties acknowledges and agrees that as a result of the Specified Events of Default (a) the conditions precedent to further Loans and other extensions of credit under Section 3.2 of the Credit Agreement will not be satisfied so long as any Specified Event of Default is continuing and the Lenders and the L/C Issuer have no obligation to make further Loans or other extensions of credit under the Credit Agreement so long as any Specified Event of Default, or any other Default or Event of Default, is continuing (and any further Loans and other extensions of credit under the Credit Agreement during the continuance of any Specified Event of Default or any other Default or Event of Default shall be made in the sole and absolute discretion of the Lenders and L/C Issuer, as applicable), (b) neither Borrower nor any other Loan Party shall take any action that is prohibited by the Credit Agreement during a Default or Event of Default, including, without limitation, making any Restricted Payments pursuant to Section 8.5(d) of the Credit Agreement, (c) subject to Section 5 hereof, Agents and the other Lenders have the immediate right to exercise any and all rights and remedies under the Credit Agreement and the other Loan Documents including, without limitation, the right to terminate any commitment to make further extensions of credit and to declare all or any portion of the Obligations to be immediately due and payable and (d) any current or any further non-exercise of other rights, remedies, powers and privileges under the Loan Documents, with respect to any of the Specified Events of Default or any other Defaults or Events of Default (whether now existing or hereafter occurring) by Agents and the other Lenders shall not be, and shall not be construed as, a waiver thereof. Subject to Section 5 hereof, the Agents and the other Lenders reserve their right to fully invoke any and all or their rights, remedies, powers or privileges under the Credit Agreement and all other Loan Documents, at any time as they deem appropriate in respect of any of the Specified Events of Default or any other Defaults or Events of Default that may now or hereafter exist.

3. Amendments to Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as of the Forbearance Effective Date (as hereinafter defined) by amending the definition of “Eurodollar Base Rate” by deleting such definition in its entirety and substituting in lieu thereof the following new definition:

“‘Eurodollar Base Rate’ means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for an Interest Period of one month (notwithstanding which Interest Period is selected) appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR0 1 Page (or otherwise on the Reuters screen) at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.”

4. Default Rate of Interest. Pursuant to Section 2.9(c) of the Credit Agreement, all unpaid Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) shall bear interest from September 30, 2009 and for so long as any Specified Event of Default or any other Event of Default exists at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand.

5. Forbearance. Without limiting Sections 2 and 4 of this Agreement, Agents and Required Lenders hereby agree as of the Forbearance Effective Date to forbear from exercising any rights or remedies under the Loan Documents arising solely out of the Specified Events of Default until the date (the “Forbearance Termination Date”) that is the earliest of (a) October 31, 2009, (b) the occurrence of a Default or Event of Default (other than a Specified Event of Default) or (c) the occurrence of a breach or default by Borrower or any other Loan Party under this Agreement (the period beginning on the Forbearance Effective Date and ending on the Forbearance Termination Date being referred to herein as the “Forbearance Period”). This forbearance shall apply only to the Specified Events of Default and not to any other Defaults or Events of Default, including without limitation, any other existing Defaults or Events of Default known or not known to Agents and Lenders or Borrower or any other Loan Party at this time and any Defaults or Events of Default occurring after the date hereof, and the Agents and the Lenders reserve all of their rights to exercise rights and remedies under the Loan Documents upon the occurrence of any such other Default or Event of Default at any time, including, without limitation, before the expiry or termination of the Forbearance Period.

The parties hereto agree that neither the agreements of Agents and the Lenders herein nor the acceptance by Agents or the Lenders of any of the payments provided for in the Loan Documents, nor any payment prior to the date hereof shall (i) excuse Borrower or any other Loan Party from any of its obligations under the Loan Documents, or (ii) toll the running of any time periods applicable to any such rights and remedies, including, without limitation, any grace periods with respect to Defaults under the Loan Documents or otherwise. Each of the Borrower and the other Loan Parties agrees that it will not assert laches, waiver or any other defense to the enforcement of any of the Loan Documents based upon the agreements of Agents and the Lenders to forbear herein or the acceptance by Agents or the Lenders of any of the payments provided for in the Loan Documents or any payment prior to the date hereof.

6. Remedies; Expiration or Termination of Forbearance. The Forbearance Period shall terminate immediately on the Forbearance Termination Date and upon such termination Agents and Lenders shall be under no obligation of any kind whatsoever to forbear from exercising any remedies on account of the Specified Events of Default and shall have the immediate right to exercise any and all rights and remedies under the Credit Agreement and the other Loan Documents, including without limitation the right to terminate any commitment to make further extensions of credit and/or declare all or any portion of the Obligations to be immediately due and payable. In such event, if Agents or Lenders declare all of the Obligations to be forthwith due and payable, Borrower and the other Loan Parties shall immediately pay all of the Obligations in full and waive any right to receive further time to pay such amounts. Failing immediate payment of such amounts, Agents and Lenders may immediately proceed to enforce their other rights and remedies under the Loan Documents. No forbearance or delay in enforcing any rights or remedies on the part of Agents or any Lender with respect to any Default or Event of Default shall constitute or be deemed to be any waiver by Agents or any Lender of such Default or Event of Default or any other or subsequent or similar Default or Event of Default. This Agreement shall constitute a Loan Document. The breach by Borrower or any other Loan Party of any representation, warranty, covenant or agreement in this Agreement, including without limitation any covenant set forth in Section 7 hereof, shall constitute an immediate Event of Default hereunder and under the other Loan Documents after giving effect to any grace or cure periods set forth therein.

7. Covenants. Each of the Borrower and the other Loan Parties hereby covenants and agrees with Agents and Lenders as follows:

(a) Compliance with Loan Documents. Each of the Borrower and the other Loan Parties shall strictly adhere to all the terms, conditions and covenants of the Loan Documents, including terms requiring prompt payment of principal and interest amounts when due.

(b) Cooperation. Each of the Borrower and the other Loan Parties shall cooperate fully with Agents, including, without limitation, providing all information reasonably requested and providing each of the Agents and its agents, consultants and advisors, at any reasonable time during normal business hours, full access to its books, records, property and assets wherever they may be located, which right of access shall include the right to inspect and appraise such property and assets.

8. Representations and Warranties. To induce Agents and Required Lenders to enter into this Agreement, each of the Borrower and the other Loan Parties hereby jointly and severally represents and warrants that:

(a) The execution, delivery and performance by each Loan Party of this Agreement and the performance of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of the holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any material Requirement of Law in any material respect, (C) in any material respect, conflict with, contravene, constitute a default or breach under any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or result in or permit the termination or acceleration of any such material Contractual Obligation, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person.

(b) From and after its delivery to the Agents, this Agreement has been duly executed and delivered to the other parties hereto by each Loan Party party hereto and this Agreement and the Amended Credit Agreement are each the legal, valid and binding obligation of such Loan Party and are each enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(c) No Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing after giving effect to this Agreement.

(d) Except for the Governmental Investigation (as hereinafter defined) no action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against any Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right, power, or competence to enter into this Agreement or perform any of its obligations under this Agreement, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Agreement, the Amended Credit Agreement or any other Loan Document or any action taken under this Agreement, the Amended Credit Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. As used herein “Governmental Investigation” and “June 2009 Subpoenas” shall have the following meanings:

“Governmental Investigation” means any claim, sanction, action, lawsuit or other proceeding or investigation in connection with the June 2009 Subpoenas by a Governmental Authority, which relates to the condition (financial or otherwise), business, operations or property of the Borrower or any of the Group Members.

“June 2009 Subpoenas” means, collectively, (a) a subpoena for documents from a Grand Jury for the United States District Court for the District of Columbia, received by the Borrower on June 25, 2009, (b) a subpoena for documents from the San Francisco Regional Office of the United Statements Securities and Exchange Commission, received by the Borrower on June 26, 2009 and (c) a subpoena for testimony from the SEC to the Borrower’s chief financial officer, received by the Borrower on June 26, 2009, copies of which, with respect to clauses (a) through (c) immediately above, were previously delivered to the Administrative Agent.

(e) After giving effect to this Agreement and except with respect to the Governmental Investigation and the Specified Events of Default, the representations and warranties of Borrower and the other Loan Parties contained in the Amended Credit Agreement and each other Loan Document are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Forbearance Effective Date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

9. No Amendments/Waivers. The Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and, except as expressly provided herein, shall be unmodified. In addition, except as expressly provided herein, this Agreement shall not be deemed an amendment, consent or waiver of any term or condition of any Loan Document or a forbearance by Agents or Lenders with respect to any right or remedy which Agents or Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which Agents or Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof.

10. Outstanding Indebtedness; Waiver of Claims. Each of the Borrower and the other Loan Parties hereby acknowledges and agrees that as of the Forbearance Effective Date (i) the aggregate amount of the Revolving Loans is $8,000,000 and (ii) the aggregate amount of the Term Loans is $36,300,000, and that, as of the Forbearance Effective Date, such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Each of the Borrower and the other Loan Parties hereby acknowledges that it has no Claims (as hereinafter defined) arising out of or relating to the Credit Agreement or any other Loan Document (including, without limitation, as a result of credit having been extended thereunder) against Agents, the Lenders or the L/C Issuers and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, subsidiary corporations, parent corporations and related corporate divisions and their respective successors and assigns (all of the foregoing being the “Released Persons”) and hereby waives, releases, remises and forever discharges Agents, each Lender, each L/C Issuer and each other Released Person from any and all Claims of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any Released Person prior to and including the date hereof, and in any way directly or indirectly arising out of or relating to the Credit Agreement or any other Loan Document. For purposes hereof, “Claims” shall mean all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims which may be instituted or asserted against or incurred by such Released Person as the result of credit having been extended under the Credit Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated thereunder.

11. Expenses. Each of the Borrower and the other Loan Parties hereby reconfirms its respective obligations pursuant to Section 11.3 of the Credit Agreement and to pay and reimburse Agents for all reasonable costs and expenses (including, without limitation, reasonable fees of legal counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and all other documents and instruments delivered in connection herewith.

12. Affirmation of Existing Loan Documents. After giving effect to this Agreement, Borrower and each Loan Party (a) confirms and agrees that its obligations under each of the Loan Documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof, and (b) confirms and agrees that the Liens granted pursuant to the Collateral documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.

13. Effectiveness. This Agreement shall become effective as of October 15, 2009 (the “Forbearance Effective Date”) only upon satisfaction in full in the judgment of Agents of each of the following conditions on or prior to the date hereof:

(a) Agreement. Agents shall have received four (4) copies of this Agreement duly executed and delivered by Agents, the Required Lenders and Borrower.

(b) Payment of Fees and Expenses. Borrower shall have paid to the Administrative Agent all costs, fees and expenses owing in connection with this Agreement and the other Loan Documents and due to Agents (including, without limitation, reasonable legal fees and expenses of legal counsel).

14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

15. Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PURPLE COMMUNICATIONS, INC., as Borrower

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

PURPLE LANGUAGE SERVICES CO., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

PURPLE RELAY SERVICES CO., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

HANDS ON VIDEO RELAY SERVICES, INC., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

AGENTS AND LENDERS:

CHURCHILL FINANCIAL LLC, as Administrative Agent

By:	/s/ Chris Cox
Name:	Chris Cox
Title:	Managing Director

CHURCHILL FINANCIAL CAYMAN LTD., as Lender

By:	Churchill Financial LLC, as its Collateral Manager

By:	/s/ Chris Cox
Name:	Chris Cox
Title:	Managing Director

ABLECO FINANCE LLC, as Collateral Agent and Lender, on behalf of itself and its Affiliate assigns

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	President